EXHIBIT 4.1

                              STANDARD & POOR'S
                   A DIVISION OF THE McGRAW-HILL COMPANIES
                                 J. J. KENNY
                                 65 BROADWAY
                          NEW YORK, N.Y. 10006-2551
                           TELEPHONE (212) 770-4422
                               FAX 212/797-8681

                                                   , 1998

Frank A. Ciccotto, Jr
Vice President
Tax-Exempt Evaluations

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Defined Asset Funds
P.O. Box 9051
Princeton, New Jersey 08543-9051
The Bank of New York
101 Barclay Street
New York, New York 10286

RE: DEFINED ASSET FUNDS--MUNICIPAL INVESTMENT TRUST FUND,
     INTERMEDIATE TERM SERIES--196

Gentlemen:

     We  have  examined  the  post-effective  Amendment  to  the  Registration
Statement File  No.  33-          for  the above-captioned  trust.  We  hereby
acknowledge that Kenny S&P Evaluation Services, a division of J. J. Kenny Co., Inc. is currently acting as the evaluator for the trust. We hereby consent to the use in the Amendment of the reference to Kenny S&P Evaluation Services, a division of J. J. Kenny Co., Inc. as evaluator.

     In addition, we hereby confirm that the ratings indicated in the above-referenced Amendment to the Registration Statement for the respective bonds comprising the trust portfolio are the ratings currently indicated in our KENNYBASE database.

     You are hereby authorized to file copies of this letter with the Securities and Exchange Commission.

                                                   Sincerely,
                                                   FRANK A. CICCOTTO
                                                   Vice President